UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2017, a subsidiary of Strategic Storage Growth Trust, Inc. (the “Registrant”) executed a purchase and sale agreement with an unaffiliated third party (the “Garden Grove Purchase Agreement”) for the acquisition of a self storage facility to be located in Garden Grove, California (the “Garden Grove Property”). The information in this Item 1.01 description is qualified in its entirety by the full Garden Grove Purchase Agreement which is attached as Exhibit 10.1 hereto.

The Garden Grove Property will be a newly converted self storage property that is expected to contain approximately 94,500 net rentable square feet, 900 rental units and 60 RV/Boat Storage spaces. The purchase price for the Garden Grove Property is $18.4 million, plus closing costs and acquisition fees. The Registrant expects the acquisition of the Garden Grove Property to close in the first or second quarter of 2017 after construction is complete and the certificate of occupancy has been issued. The Registrant expects to fund such acquisition with a combination of net proceeds from the Registrant’s initial public offering and through a drawdown on the existing borrowing capacity of its credit facility with KeyBank, National Association (“KeyBank”).

Pursuant to the Garden Grove Purchase Agreement, the Registrant will be obligated to purchase the Garden Grove Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Garden Grove Property generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its public offering and drawdown additional funds on the existing borrowing capacity of its credit facility with KeyBank;

•	satisfactory completion of due diligence on the Garden Grove Property and the seller of the Garden Grove Property;

•	the completion of construction of the self storage facility and the issuance of a certificate of occupancy for the Garden Grove Property;

•	approval by the board of directors of the Registrant to purchase the Garden Grove Property;

•	satisfaction of the conditions to the acquisition in accordance with the Garden Grove Purchase Agreement; and

•	no material adverse changes relating to the Garden Grove Property, the seller of the Garden Grove Property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Garden Grove Property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $300,000 in earnest money on the Garden Grove Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Garden Grove Property. Due to the considerable conditions to the consummation of the acquisition of the Garden Grove Property, the Registrant cannot make any assurances that the closing of the Garden Grove Property is probable.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Garden Grove Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: January 26, 2017	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer